UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2016

GYROTRON TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55294	51-0382375
(Commission File Number)	(IRS Employer Identification No.)

3412 Progress Drive

Bensalem, Pennsylvania 19020

(Address of Principal Executive Offices, Zip Code)

(215)-244-4740

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2016, Jan Loeb tendered his resignation as a director of Gyrotron Technology, Inc. (the “Company”) due to other business obligations which Mr. Loeb believes do not allow him to devote proper time to the Company. The following is the text of Mr. Loeb’s e-mail to the Company:

To the Board of Gyrotron,

My recent election to the Board of Keweenaw Land Association and becoming the Chairman of their Strategic Review Committee and my position as CEO of Acorn Energy unfortunately does not allow me to devote the proper time to Gyrotron. Consequently, I hereby submit my resignation to the Board of Gyrotron. My view of the company, its outstanding management and technology has not changed and as a continuing shareholder I will be watching closely as the company’s technology becomes widely adopted. Wishing you all the best.

Very Sincerely,

Jan

Mr. Loeb’s resignation was not due to any disagreements between Mr. Loeb and the Company or disagreements with other officers or directors of the Company regarding its operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYROTRON TECHNOLOGY, INC.

Date: January 3, 2017	By:	/s/ Vlad Sklyarevich
	Name:	Vlad Sklyarevich
	Title:	President and Treasurer

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